CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.17

                  BOARD MANUFACTURING AND TRANSITION AGREEMENT

This Board Manufacturing and Transition Agreement ("Agreement") is entered into effective as of November 12, 1998 (the "Effective Date"), by and between Jaycor Networks, Inc., a Delaware corporation having a place of business at 9775 Towne Centre Drive, San Diego, CA 92121 ("Purchaser"), and Adaptec, Inc., a Delaware corporation having a place of business at 691 S. Milpitas Boulevard, Milpitas, CA 95035 ("Adaptec").

RECITALS

A. On November 12, 1998, Purchaser and Adaptec are entering into a certain Asset Acquisition Agreement under which Purchaser shall acquire certain assets of Adaptec, including intellectual property and technology related to certain fibre channel chip and board level products.

B. During a transition period not to exceed six months, Purchaser desires for Adaptec to perform certain manufacturing services, including purchasing, assembly and manufacture testing, and packaging of certain of the fibre channel board level products transferred to Purchaser under the Asset Acquisition Agreement, and to sell and ship such products to Purchaser, and Adaptec is willing to perform such services.

C. The parties desire to define the general terms and conditions governing Adaptec's manufacture of such products, and the purchase and sale of such products, all as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth in this Agreement, the parties agree as follows:

AGREEMENT

        1. DEFINITIONS

                1.1 "Confidential Information" shall have the meaning set forth in the Mutual Confidential Disclosure Agreement, dated September 2, 1998, executed between the parties ("MNDA"), attached hereto as Exhibit C, and shall include the terms and conditions of this Agreement, which shall constitute confidential information of both parties.

                1.2 "Deliver, Delivered or Delivery" means the delivery of the Products ordered pursuant to a particular Purchase Order to the Delivery Point for shipment in accordance with Purchaser's instructions.

                1.3 "Delivery Point" means the San Francisco Bay Area.



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

                1.4 "Lead Time" means 1) the minimum amount of time prior to the requested Delivery of each respective Product that Adaptec must receive a Purchase Order for the Product, and 2) the maximum amount of time that Adaptec has after receiving a Purchase Order before Adaptec must Deliver the ordered Product, as specified in Exhibit A.

                1.5 "Packaging Specification" means Adaptec's standard packaging process and format for each respective Product as set forth in Adaptec's applicable standard assembly specification as may be amended from time to time by Adaptec, including without limitation the use and placement of Adaptec stickers and logos on such packaging.

                1.6 "Price" means the price for each respective Product, as set forth in Exhibit A.

                1.7 "Product" means a fibre channel board level product to be manufactured and sold by Adaptec hereunder, as set forth in Exhibit A.

                1.8 "Purchase Orders" means written or electronically transmitted purchase orders to Adaptec for the Products, including the description of the Product, quantity, Delivery Point, requested Delivery date and other relevant information relating to the order and shipment.

                1.9 "Purchaser Documentation" means the documentation to be provided to Adaptec by Purchaser for each respective Product, including the items listed on Exhibit B.

                1.10 "Purchaser Technology" means technical information specific to the Products, including Product design documentation (including Purchaser Documentation), test data, and Test Equipment.

                1.11 "Services" means the manufacturing services performed by Adaptec hereunder, including purchasing, assembly and manufacture, testing, packaging and shipping.

                1.12 "Specifications" means the respective specifications for each Product, as agreed in writing by the parties.

                1.13 "Test Equipment" means testers, fixtures, tooling, and other test equipment used in manufacture, assembly, and production test of the Products, as set forth on Exhibit B hereto.

                1.14 "Functional Test Plan" means the testing process and criteria with respect to each Product to determine whether such Product meets the Specifications.

                1.15 "Consigned Inventory" means the inventory of components for Products and partially completed Products which are owned by Purchaser and consigned to Adaptec for purposes of Adaptec's rendering the Services.

                1.16 "Inventory" means the Consigned Inventory; Risk-buy Inventory, Unique Inventory and other Adaptec inventory of components for Products, partially completed Products, and completed Products consistent with Purchaser's outstanding Purchase Orders.

                1.17 "ICT" means in circuit testing.

                1.18 "Standard Cost" means the standard cost of a component or Product, as set forth in Adaptec's SAP system, plus the cost of freight, clearance and duties between Singapore and Milpitas, at the Effective Date.

                1.19 "Minimum Lot Size" means the minimum quantity of each type of Product that may be manufactured at one time, as specified in Exhibit A.

                1.20 "Risk-buy Inventory" means the inventory of long lead time components used in rendering the Services, as specified in Exhibit F, ("Long Lead Time Components") which are purchased by Adaptec pursuant to Purchaser's direction for purposes of Adaptec's rendering the Services.

                1.21 "Unique Inventory" means the inventory of components which are used by Adaptec solely for the purpose of rendering the Services, as specified in Exhibit G. ("Unique Components"), which are purchased by Adaptec for the purpose of rendering the Services.

        2. TERM OF AGREEMENT

        The term of this Agreement ("Term) shall commence on the Effective Date and shall continue for a period of three (3) months, subject to earlier termination as provided in Section 16. The Term may be renewed for an additional period of up to three (3) months, subject to Purchaser's election to receive transition assistance, as set forth in Section 16.5.

        3. MANUFACTURE OF PRODUCTS

                3.1 Manufacture of Products. During the Term, Adaptec shall use reasonable commercial efforts to manufacture the Products in accordance with the terms of this Agreement. Adaptec will commence performance of the Services with respect to a Product upon receipt of a Purchase Order therefor, including without limitation the procurement of any components required to render such Services. Adaptec shall have no obligation to procure or stock in inventory any such components prior to the receipt of a Purchase Order requiring such components, except in response to an authorization to purchase Risk - buy Inventory. Adaptec may, at its sole discretion, allocate production and delivery among Adaptec's customers.

                3.2 Provision of Purchaser Documentation and Purchaser Technology. As soon as required after the Effective Date, Purchaser will deliver to Adaptec the Purchaser Documentation. Subject to the terms and conditions of this Agreement, Purchaser grants to



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

Adaptec and its subcontractors, during the Term of this Agreement, a non-exclusive, nontransferable license to use the Purchaser Technology solely to perform the Services.

                3.3 Provision of Test Equipment. As soon as required after the Effective Date, and upon Adaptec's request from time to time, Purchaser will deliver to Adaptec the Test Equipment necessary for Adaptec to test the Products in accordance with the Functional Test Plan. Such Test Equipment shall remain the property of Purchaser, and Adaptec agrees to use the Test Equipment solely for the purpose of testing the Products. Adaptec shall use reasonable commercial efforts to maintain the Test Equipment in good condition and repair, including the provision of any necessary regular maintenance. However, Adaptec shall not be responsible for any loss or damage to the Test Equipment unless it results from the negligence or willful misconduct of Adaptec or its employees. Adaptec will use reasonable efforts to monitor the capacity of existing Test Equipment and to advise Purchaser when additional Test Equipment is necessary.

                3.4 Purchase of Long Lead Time Components. Upon Purchaser's written request, Adaptec shall purchase Long Lead Time Components. All such Long Lead Time Components shall be deemed to be "Risk-buy Inventory" and Purchaser shall assume all risk for non-use of such components.

                3.5 Reconciliation of Unique Components. Adaptec shall purchase Unique Components consistent with Purchaser's forecast and outstanding Purchase Orders. All such Unique Components shall be deemed to be "Unique Inventory" and Purchaser shall assume all risk for non-use of such components.

                3.6 Packaging. Adaptec will package each Product substantially in accordance with the applicable Packaging Specification.

                3.7 Contractors. Adaptec may retain third parties ("Contractors") and subsidiary companies ("Subsidiaries") to furnish services to it in connection with the performance of its obligations hereunder and permit such Contractors and Subsidiaries to have access to Purchaser's Confidential Information, but only to the extent and insofar as reasonably required in connection with the performance of Adaptec's obligations under this Agreement; provided that all such Contractors and Subsidiaries shall be required by Adaptec to execute a written agreement (a) sufficient to secure compliance by such Contractors and Subsidiaries with Adaptec's obligations of confidentiality concerning Confidential Information set forth in Section 17; (b) acknowledging the Contractor's or Subsidiary's obligation to assign all work product in connection with performance hereunder; and (c) effecting assignments of all Intellectual Property Rights concerning any Purchaser Technology to Purchaser. Purchaser, upon request, may review such agreements at any time before or after execution by such Contractors and Subsidiaries to ensure compliance with this Agreement.



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

        4. PRICING

        Subject to the terms and conditions of this Agreement, Adaptec agrees to sell the Products at the respective Prices set forth on Exhibit A, which represent approximately the *
                               . Unless otherwise agreed to in writing by
Adaptec, all Prices are exclusive of transportation and insurance costs, and all taxes, duties and assessments (except taxes levied against Adaptec's income), including state and local use, sales property and similar taxes. Purchaser agrees to pay such taxes unless Purchaser has provided Adaptec with (i) an exemption resale certificate in the appropriate form for the jurisdiction of Purchaser's place of business and any jurisdiction to which Product is to be directly shipped hereunder, or (ii) written evidence that such sale is otherwise exempt from such taxes. Where applicable, transportation and taxes shall appear as separate items on Adaptec's invoice.

        5. FORECASTS, ORDERING & ADJUSTMENTS

                5.1 Forecasts. Purchaser will provide Adaptec, on the Effective Date, and thereafter on the first day of each calendar month, a forecast of Purchaser's quantity requirements for each Product for each of the months remaining in the Term. While such forecasts will not be regarded as a commitment to purchase, they shall represent and reflect Purchaser's good faith expectations of customer demand. Purchaser acknowledges that forecasts will be used by Adaptec for material and manufacturing planning purposes.

                5.2 Purchase Orders. On the first day of each calendar month, Purchaser shall issue Purchase Orders to Adaptec to initiate the performance of Services with respect to the Products. Each Purchase Order will be issued by Purchaser in accordance with the applicable Lead Times to allow Delivery during the Term and, together with previously issued Purchase Orders, shall cover the
ordering of Products to be delivered during *                          .
Quantities specified in each Purchase Order shall be at least the Minimum Lot Size for each Product ordered. Adaptec shall use reasonable efforts to acknowledge the Purchase Order and to confirm the scheduled Delivery Date within forty-eight (48) hours. No Purchase Order shall be binding until accepted by Adaptec.

                5.3 No Cancellation. Purchaser may not cancel any Products ordered or on order for Delivery. Upon Purchaser's request, Adaptec will use reasonable efforts to reschedule Products scheduled for Delivery *
                                     . However, such adjustment may be subject
to additional costs or charges and may not be feasible for short time frames.

                5.4 Agreement Controls. Except for the Products, quantities and other matters necessary to be specified by a Purchase Order, to the extent accepted by Adaptec, the terms governing the manufacture, delivery, acceptance and payment for the Products will be governed by the terms and conditions of this Agreement. In the case of conflict between this Agreement and any Purchase Order, invoice, acknowledgment or similar document, the terms of this

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

Agreement will prevail. Any remedies at law or equity not specifically disclaimed or modified by this Agreement remain available to both parties.

        6. DELIVERY, CARRIER & RISK OF LOSS

                6.1 Delivery of Product; Risk of Loss. All Products purchased hereunder shall be Delivered F.O.B. Adaptec's dock in the San Francisco Bay Area, and title and risk of loss or damage to the Products will pass to Purchaser at such Delivery Point. All quoted Delivery dates are estimates only and Adaptec shall not be liable for any failure to meet a quoted Delivery date. Notwithstanding the foregoing, Adaptec will make reasonable commercial efforts to meet approved Delivery dates, subject to Purchaser's authorization to purchase Long Lead Time Components.

                6.2 Shipment. Unless otherwise agreed by the parties, shipment costs from San Francisco and Milpitas to destinations within the United States shall be freight collect. The carrier will be selected by Adaptec. In no event shall Adaptec be liable for any delay in delivery, or assume any liability in connection with shipment, nor shall the carrier be deemed an agent of Adaptec. All claims for damages must be filed with the carrier. Shipments may be made in installments. All shipments will be made directly to Purchaser; no drop shipments shall be made under this Agreement. Unless otherwise agreed in writing or as set forth in the Packaging Specification, all Products will be packed and shipped in accordance with Adaptec's normal practices.

        7. PAYMENTS

        Upon Delivery of the Products, Adaptec will send an invoice to Purchaser identifying the Purchase Order and confirming the quantity and description of all Products that have been shipped. Purchaser will pay invoices for Products, or such other invoices as are issued under this Agreement, within thirty (30) days of receipt. Payment of invoices shall be made to Adaptec as Adaptec may direct in its invoice (or otherwise in writing). Payment does not constitute final acceptance of the Products and is subject to adjustments for errors, shortages and defects. Shipments, deliveries, and performance of the Services shall at all times be subject to the approval of Adaptec's credit department and Adaptec may at any time decline to make any shipments or deliveries or perform any Services except upon receipt of payment, or upon terms and conditions or security satisfactory to Adaptec. If shipments are delayed by Purchaser, payment shall become due, at Adaptec's option, thirty (30) days after the date Adaptec is prepared to make shipment.

        8. QUALITY AND INSPECTION

                8.1 Process and Quality. Adaptec will manufacture the Products in accordance with its general process and quality procedures.

                8.2 Yield Improvement. Adaptec will use reasonable commercial efforts to improve Product yield, but shall not be liable for Product yield except as provided in Sections 9 and 10.

                8.3 Adaptec Testing. Purchaser shall supply a Functional Test Plan and appropriate Test Equipment for each Product. Adaptec shall fully test all Products Delivered hereunder in accordance with its ICT and with the applicable Functional Test Plan.

                8.4 Partially Passed Products. In the event the Product passes the ICT, but does not pass the Functional Test Plan due to a design-related error, Adaptec shall so notify Purchaser. Such Products shall be deemed to conform to the Specifications and other requirements of this Agreement, and may not be rejected by Purchaser.

                8.5 Training on Functional Testers. Within one (1) month of the Effective Date, Purchaser may request training on the maintenance, usage and debug of functional testers which are relevant to the Products. Adaptec shall provide up to forty (40) hours of such training at Adaptec's facility in Milpitas according to a mutually agreed upon schedule, at no additional charge.

                8.6 Manufacture of Tester. Within three (3) months of the Effective date, Purchaser may request that Adaptec manufacture for Purchaser a functional tester. In such event, Adaptec shall manufacture the functional tester as provided in and for the price set forth on the quotation attached as Exhibit H.

        9. ACCEPTANCE AND REJECTION OF PRODUCTS

        Any Product Delivered hereunder shall be deemed accepted by Purchaser unless Adaptec receives written notice of a defect or non-conformity with respect to such Product within thirty (30) days of shipment to Purchaser or its Customer. In the event a Product appears not to conform to the Specifications, Purchaser shall promptly notify Adaptec and afford Adaptec a reasonable opportunity to inspect such Product. No Product shall be returned to Adaptec without compliance with Adaptec's Return Material Authorization ("RMA") procedures, a current version of which is attached hereto as Exhibit D.

        10. WARRANTY

                10.1 Materials and Workmanship. Adaptec warrants that the Products purchased and Delivered hereunder will, for a period of one (1) year ("Win Period"), commencing on the date of Delivery, be free from defects in material and workmanship and conform to the Specifications. Notwithstanding the foregoing, the warranty in this Section 10.1 will not extend to defects attributable to the Product design or defects arising from compliance with the Specifications or defects in the Functional Test Plan.



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

                10.2 Warranty Remedy. If any Product is found to breach the warranty specified in Section 10.1 during the Warranty Period, Purchaser may send a notice to Adaptec informing it of the breach of warranty and shall provide appropriate failure analysis data indicating the defect or failure mode. Upon Adaptec's confirmation of such failure analysis data, Adaptec shall reimburse Purchaser for the lesser of the actual cost of repair of such defective Product and the actual purchase price paid by Purchaser for such defective Product. Subject to confirmation of a defect, Adaptec will make payment of any reimbursement within thirty (30) days of receipt of the failure analysis data and documentation of Purchaser's actual cost of repair or, if repair is not appropriate, an explanation of why repair is not appropriate.

                10.3 No Liability. Adaptec shall have no liability or obligation to Purchaser under this Section 10 with respect to any Products which have been subjected to abuse, misuse, improper use, negligence, accident, alteration, repair or rework performed by unauthorized parties.

                10.4 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 10.1, THE PRODUCTS ARE PROVIDED "AS IS" AND ADAPTEC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

        11. PRODUCT CHANGES

                11.1 On Adaptec's Notice. In no event shall Adaptec make any modification to the Products without Purchaser's prior written approval, which shall not unreasonably be withheld or delayed.

                11.2 At Purchaser's Request. Should Purchaser desire modifications in the Product which do not affect form, fit, or function, Purchaser shall submit its request to Adaptec in writing, and Adaptec shall use reasonable commercial efforts to respond to such request in writing within five
(5) business days, setting forth the impact of such proposed change on the performance of the Services and the Price of the Products. Any change affecting safety or necessary for proper functioning of the Products will be implemented by Adaptec as soon a& possible. Unless the parties agree otherwise, requested changes will not affect the Products already scheduled or rescheduled for Delivery as of the date such request is received by Adaptec. Purchaser shall be responsible for payment for any inventory which is made obsolete or any yield loss as a consequence of the implementation of the change.

                11.3 Change Management. All changes to a Product shall be subject to Adaptec's standard change management procedure.



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

        12. TRADEMARK LICENSE

                12.1 Trademark License. Subject to the terms and conditions of this Agreement, Adaptec hereby grants to Purchaser and Purchaser accepts a worldwide, nontransferable, fully-paid and royalty-free right and license to use the Adaptec trademarks "AIC", "Adaptec" and the Adaptec stylized "a" logotype (the "Adaptec Marks") solely as affixed by Adaptec to Products and corresponding packaging supplied by Adaptec to Purchaser hereunder. Purchaser acknowledges and agrees that Adaptec owns and will continue to own all right, title and interest in and to the Adaptec Marks and any and all goodwill therein and thereto, whether arising as a result of Purchaser's use of the Adaptec Marks or otherwise. Purchaser hereby assigns and, if and as Adaptec may request in the future, agrees to assign and affirm assignment to Adaptec of all such right, title and interest in the Adaptec Marks and related goodwill. If requested by Adaptec, Purchaser will cooperate with Adaptec in securing any trademark registrations and other indicia of ownership for which Purchaser's cooperation is required as a matter of applicable local law as a result of Purchaser's use of the Adaptec Marks. Purchaser agrees to use the Adaptec Marks only in the exact manner of use by Adaptec.

                12.2 Private Labeling. If Purchaser repackages Products received from Adaptec, Purchaser agrees to repackage in packaging using Purchaser's marks. Purchaser further agrees to use commercially reasonable efforts to cease all use of the Adaptec Marks as soon as feasible.

        13. OWNERSHIP OF PURCHASER TECHNOLOGY

        Purchaser owns the Purchaser Technology. Notwithstanding the foregoing, Purchaser is aware that Adaptec is in the business of developing and manufacturing products similar to the Products, and intends to continue to manufacture the same in the future. Nothing in this Agreement shall limit the ability of Adaptec to produce products or portions of products which are similar to the Products for customers other than Purchaser, either during the term of this Agreement or after its termination, provided that in doing so, Adaptec does not (a) infringe Purchaser's intellectual property rights, (b) use Purchaser Technology or Purchaser Confidential Information, or (c) breach the terms of the Asset Acquisition Agreement or Cross-License Agreement entered into contemporaneously herewith.

        14. PROPRIETARY RIGHTS INDEMNITY

                14.1 Adaptec Indemnity. Adaptec shall, at its expense and at Purchaser's request, defend any claim or action brought against Purchaser, and Purchaser's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, to the extent it is based on a claim that the manufacturing process for the Products infringes any patent, copyright, mask work right or other intellectual property right, or misappropriates any trade secret, of a third party ("Claim"). Adaptec shall pay all costs of defense and settlement, together with any judgment which may be finally awarded; provided:
(a) Purchaser gives Adaptec reasonably



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

prompt notice in writing of any such Claim and permits Adaptec, through counsel of its choice, to defend and/or settle such Claim; and (b) Purchaser provides Adaptec information, assistance and authority, at Adaptec's expense, to enable Adaptec to defend such Claim. Adaptec shall not be responsible for any settlement made by Purchaser without Adaptec's written permission.

                14.2 Exceptions. Adaptec will not have liability under this
Section 14 to the extent that the Claim results from (a) the use of the Purchaser Documentation or otherwise from the Product design or features; or (b) Purchaser's combination, operation, or use of the Products with designs, devices, parts, or software not supplied by Adaptec.

                14.3 Purchaser Indemnity. Purchaser shall, at its expense and at Adaptec's request, defend any claim or action brought against Adaptec, and Adaptec's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, to the extent it is based on a claim that the Purchaser Documentation, the Product design or any third party intellectual property incorporated in Product at the direction of Purchaser, infringes any patent, copyright, mask work right or other intellectual property right, or misappropriates any trade secret, of a third party ("Claim"). Purchaser shall pay all costs of defense and settlement, together with any judgment which may be finally awarded; provided: (a) Adaptec gives Purchaser reasonably prompt notice in writing of any such suit and permits Purchaser, through counsel of its choice, to defend and/or settle such Claim; and (b) Adaptec provides Purchaser information, assistance and authority, at Purchaser's expense, to enable Purchaser to defend such Claim. Purchaser shall not be responsible for any settlement made by Adaptec without Purchaser's written permission.

                14.4 Exceptions. Purchaser will not have liability under this
Section 14 to the extent that such Claim results from Adaptec's manufacturing process.

        15. GENERAL INDEMNITY

        Each party hereto (the "Indemnifying Party") shall, at its own expense, defend the other party, and its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors (collectively, the "Indemnified Party"), from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with the negligence of the Indemnifying Party's agents and employees. Such indemnity shall include claims brought with respect to the defective design of the Product for which Purchaser shall be the indemnifying party. The Indemnifying Party shall pay all costs of defense and settlement, together with any judgment which may be finally awarded; provided:
(a) the Indemnified Party gives the Indemnifying Party reasonably prompt notice in writing of any such suit and permits the Indemnifying Party, through counsel of its choice, to defend and/or settle such Claim; and (b) the Indemnified Party provides the Indemnifying Party information, assistance and authority, at the Indemnifying Party's expense, to enable the Indemnifying Party to defend such Claim. The Indemnifying Party shall not be responsible for any settlement made by the Indemnified Party without the Indemnifying Party's written permission.

        16. TERMINATION

                16.1 Termination Without Cause. Purchaser may, for any reason or for no reason whatsoever, terminate this Agreement, in whole, or in part, upon two (2) months advance notice to Adaptec.

                16.2 Effect Of Termination Without Cause. In the event Purchaser terminates this Agreement pursuant to Section 16. 1, Purchaser shall pay to Adaptec all amounts due to Adaptec, including: (a) for all Products ordered under outstanding Purchase Orders not fulfilled due to such termination, the full purchase price for all materials in finished goods and the proportionate price (based on status of completion) of any work in process, and (b) the full purchase price of all Risk-buy Inventory and Unique Inventory including freight, tax, and other costs paid by Adaptec, riot incorporated into Products sold to Purchaser. Adaptec shall promptly invoice such amounts after the effective date of termination, and payment shall be made within thirty (30) days of the invoice date.

                16.3 Termination For Default. Either party may suspend its performance and/or terminate this Agreement immediately upon written notice at any time if:

                        (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 17 and fails to cure that breach within thirty (30) days after written notice of that breach and of the first party's intention to suspend its performance or terminate;

                        (b) The other party is in material breach of any warranty, term, condition or covenant of Section 17; or

                        (c) The other party: (i) becomes insolvent; (ii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iii) makes a general assignment for the benefit of creditors.

                16.4 Effect of Termination in General. The following terms apply to any termination under this Agreement, including without limitation, termination for convenience and for default:

                        (a) Immediately upon any termination of this Agreement, Adaptec shall, to the extent and at times specified by Purchaser, stop all work on outstanding Purchase Orders, incur no further direct cost, and protect all property in which Purchaser has or may acquire an interest pursuant to this
Section 16.

                        (b) Immediately upon any termination of this Agreement, each party will return to the other party or, pursuant to the other party's written instructions, destroy all materials in its possession containing Confidential Information of the other party. Returned

Confidential Information materials shall be shipped freight collect. In addition, Adaptec shall immediately deliver to Purchaser or to Purchaser's designated third party manufacturer, as Purchaser directs, any and all Purchaser Technology, Inventory or other property of the Purchaser within Adaptec's possession or control. Such items shall be delivered FOB the Adaptec facility at which they are located (i.e., Singapore or Milpitas). Notwithstanding the foregoing, Adaptec shall have no obligation to deliver any Inventory until and unless Purchaser has paid in full all amounts due to Adaptec.

                        (c) Unless this Agreement is terminated pursuant to
Section 16.1 or by Adaptec pursuant to Section 16.3, Purchaser shall reimburse Adaptec for the full purchase price paid by Adaptec, including freight, tax, and other costs paid by Adaptec, of all Risk-buy Inventory and Unique Inventory which is not incorporated into Products sold to Purchaser. Such reimbursement shall be paid for as provided in Section 7.

                        (d) If this Agreement is terminated by Adaptec pursuant to Section 16.3, then Purchaser shall immediately pay to Adaptec all amounts due to Adaptec, including the full purchase price for all outstanding Purchase Orders, and the full purchase price of all Risk-buy Inventory and Unique Inventory, including freight, tax, and other costs paid by Adaptec, not incorporated into Products sold to Purchaser.

                        (e) Notwithstanding any termination of this Agreement, the provisions of Section 7, 9, 10, 12, 13, 14, 15, 17, 18 and the relevant sections of Sections 16 and 19 shall remain in effect.

                16.5 Transition Assistance. Purchaser may elect to purchase the transition assistance specified in Exhibit E for transitioning the Services provided by Adaptec hereunder to SCI Systems, Inc. in Singapore. Purchaser shall exercise its election by paying to Adaptec the fee specified in Exhibit E within thirty (30) days of the Effective Date. If Purchaser has paid such fee and the Agreement is not terminated by Adaptec pursuant to Section 16.3, then upon termination of the Agreement Adaptec shall provide such transition assistance to Purchaser. Notwithstanding the foregoing, if the Agreement is terminated by Adaptec to pursuant to Section 16.3, Adaptec shall have no obligation to provide any such technical assistance and any fees paid by Purchaser therefor shall be applied to amounts owed to Adaptec, with any residual fees refunded to Purchaser.

        17. CONFIDENTIALITY

                Each party will protect the other's Confidential Information in accordance with the terms of the MNDA. Notwithstanding the terms of the MNDA, Purchaser may disclose the terms and conditions of this Agreement to investors and potential investors, subject to such parties' agreement to maintain such terms and conditions in confidence.

        18. LIMITATION OF LIABILITY

        EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND EXCEPT AS SET FORTH IN SECTIONS 14 AND 15, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO THE OTHER PARTY'S BUSINESS REPUTATION HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

        19. GENERAL

                19.1 Notice. Any notice shall be considered given if delivered personally or if sent by either party to the other by prepaid Federal Express, registered or certified mail, or by telefax (followed by a confirming hard copy) addressed to the address specified below, or to such other address as the party provides by written notice:

     If to Adaptec:

          Adaptec, Inc.
          691 S. Milpitas Boulevard
          Milpitas, California 95035

          Attention: Vice President, Operations
          cc: General Counsel

     If to Purchaser:

          Jaycor Networks, Inc.
          9775 Towne Centre Drive
          San Diego, CA 92121

          Attention: President

                19.2 Assignment. Neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party; provided, however, that Adaptec may subcontract the performance of any or all of the Services without Purchaser's consent, subject to provision of written notice to Purchaser identifying such subcontractor. Any attempt at assignment in derogation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their subsidiaries, and their respective successors and assigns.

                19.3 Allocation of Risk. The parties acknowledge and affirm that the sections on limitation of liability, warranties and disclaimer of warranties and damage limitation in this Agreement allocate the risks between the parties. This allocation is reflected in the pricing of the Products and is an essential element of the basis of the bargain between the parties.

                19.4 Export Control.

                        (a) Representation. Purchaser agrees to comply strictly and fully with all export controls imposed on the Products by any country or organization in whose jurisdiction Purchaser operates or does business. Purchaser will not knowingly, export or reexport any Product to any country prohibited under United States Export Administration Regulations, without first obtaining a valid license to so export or reexport the Products.

                        (b) Responsibility. All export permits, import certificates, insurance, duty, customs clearance charges and/or licenses and related costs will be Purchaser's responsibility.

                19.5 Waiver. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or as a waiver of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

                19.6 Governing Law: Attorneys' Fees. This Agreement shall be governed by and enforced in accordance with California law as applied to contracts entered into in California by California residents to be performed entirely within the State of California. In the event either party is required to seek legal recourse to enforce its rights hereunder, the prevailing party shall be entitled to receive, in addition to any other award, all costs in connection therewith, including reasonable attorneys' fees.

                19.7 Titles . Any titles included herein are for convenience only and are not to be used in the interpretation of this Agreement.

                19.8 Severability. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such provision partially will be enforced to the maximum extent permitted by law, and the remainder of this Agreement will remain in full force and effect.

                19.9 Force Majeure. Neither of the parties shall be deemed to be in default of this Agreement to the extent any failure to perform hereunder is a result of conditions beyond the other party's reasonable control, including but not limited to, acts of God, war, strikes, fires, floods, earthquakes, work stoppages and embargoes, material shortages, subcontractor delays, equipment or other facilities failures (which delays or failures are beyond the reasonable control, without negligence, of the defaulting party), and neither party shall have the right to terminate this Agreement for any such delay or default on the part of the other party.

                19.10 Integration. This Agreement and its Exhibits embodies the entire understanding of the parties and supersedes any prior agreements, representations or understandings between the parties as it relates to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by duly authorized representatives of each party.

                19.11 Publicity. Except as required by law, neither party will disclose the terms of this Agreement to any third party without the express written consent of the other, which consent shall not unreasonably be withheld or delayed.

                19.12 Relationship. The parties are independent contractors. Nothing contained herein and no action taken pursuant hereto shall constitute the parties as joint ventures or the agents of the other party for any purpose or in any sense whatsoever.

                19.13 Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and together which constitute the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

JAYCOR NETWORKS, INC.                       ADAPTEC, INC.
("Purchaser")                               ("Adaptec")

By: /s/ TERRY M. FLANAGAN                   By: /s/ Larry Boucher
   -------------------------------             -------------------------------
Name:                                       Name:
     -----------------------------               -----------------------------
Title:                                      Title:
      ----------------------------                ----------------------------

                                   EXHIBIT A

                 Products, Prices Lead Times & Minimum Lot Size

AHA-F940    32-bit PCI Fibre Channel Host Bus Adapter
AHA-F950    64-bit PCI Fibre Channel Host Bus Adapter

Lead Time for all Products *

Minimum Lot Sizes for all Products *                 .

 STANDARD COST

 PRODUCT BOARDS:               PART NUMBER           PRICE
 ---------------               -----------           -----
 AHA-F940 5 PACK                 1699300              *
 AHA-F940 BAG BULK               1668300              *
 AHA-F940 DEV KIT                1697200              *
 AHA-F940 HOST ADAPTER           1668200              *
 AHA-F940 MAC 5-PACK             1749600              *
 AHA-F940 SINGLE                 1696900              *
 AHA-F940/AVID ADAPTER           1752400              *
 AHA-F940/AVID HOST ADAPTER      1750600              *
 AHA-F940/AVID KIT               1752500              *
 AHA-F940/AVID SINGLE            1750700              *
 AHA-F940/JA SGL                 1696900JA            *
 AHA-F950 5 PACK                 1699400              *
 AHA-F950 BAG BULK               1649100              *
 AHA-950 DEV KIT                 1697300              *
 AHA-F950 HOST ADAPTER           1649000              *
 AHA-F950 SINGLE                 1697000              *
 AHA-F950/Al BAG BK              1668500              *
 AHA-F950/Al HOST ADAPTER        1668400              *
 AHA-F950/JA SGL                 1697000JA            *
 AHA-F950/SGI HOST ADAPTER       1687800              *
 AHA-F950/SGI KIT                1687600              *


* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT B

                   Purchaser Documentation and Test Equipment

PRODUCT: AHA-F940

  -design: schematics

  -layout: Gerber Files (located in directory:9945d3/pcb/mfg/994504d.00 at apache:/export/proj/pcbcad/p1/pcbcad/fire_files/)

  -building parameters:
     bill of materials
     assembly drawings (located in directory:9945d3/pcb/mfg/994504d.00 at apache:/export/proj/pcbcad/p1/pcbcad/fire_files/)
     fab drawings (located in directory:9945d3/pcb/mfg/994504d.00 at apache:/export/proj/pcbcad/p1/pcbcad/fire_files/)
     Programmable Array Logic equations

  -verification and testing
     test plans
     test reports from Adaptec's Compatibility Test Laboratory and Product Test
       Laboratory
     certificates for FCC (US), UL (US), CE (Europe), VCCI (Japan),
       and C-TICK (Australia)
     related ECN/ECR/EDA

PRODUCT: AHA-F950

  -design: schematics

  -layout: Gerber Files (located in directory: 9946e3/pcb/mfg/994604e.00 at apache:/export/proj/pcbcad/p/pcbcad/fire_files/)

  -building parameters:
     bill of materials
     assembly drawings (located in directory: 9946e3/pcb/mfg/994604e.00 at apache:/export/proj/pcbcad/pl/pcbcad/fire_files/)
     fab drawings (located in directory: 9946e3/pcb/mfg/994604e.00 at apache:/export/proj/pcbcad/pl/pcbcad/fire_files/)
     Programmable Array Logic equations
  -verification and testing
     test plans
     test reports from Adaptec's Compatibility Test Laboratory and Product Test
       Laboratory
     certificates for FCC (US), UL (US), CE (Europe), VCCI (Japan),
       and C-TICK (Australia)
     related ECN/ECR/ EDA

Test Equipment

FUNCTIONAL TESTER *                     :

AHA-F951
AHA-F951
AHA-F950B (F952)
AHA-F950B (F952)
AHA-F940
AHA-F9x0

ICT TEST FIXTURE *                    :

AHA-F940
AHA-F950

ICT TEST FIXTURE *                     :
GenRad ICT Fixture AHA-F940
GenRad ICT Fixture AHA-F950


* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT C

                     Master Mutual Non-Disclosure Agreement

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

      Agreement dated Sept 2, 1998, between Jaycor Networks, Inc ("Jaycor") and Adaptec, Inc., ("Adaptec")

      1. Background. Jaycor and Adaptec intend to engage in discussions and negotiations concerning a possible business transaction between the parties. In the course of such discussions and negotiations, it is anticipated that each party may disclose or deliver to the other certain trade secrets or confidential or proprietary information for the purpose of enabling the parties, and their respective employees, officers, directors, agents and advisors (collectively, "Representatives"), to evaluate the feasibility of such business transaction. Jaycor and Adaptec have entered into this Agreement in order to assure the confidentiality of such trade secrets and confidential or proprietary information in accordance with the terms of this Agreement.

      2. Proprietary Information. As used in this Agreement, the term "Proprietary Information" shall mean all trade secrets or confidential or proprietary information designated as such in writing by a disclosing party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed to the receiving party. Notwithstanding the foregoing, information which is orally or visually disclosed by one party to the other, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if (i) it would be apparent to a reasonable person, familiar with the disclosing party's business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing party or if (ii) a disclosing party, within thirty (30) days after such disclosure, delivers to the receiving party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the Representatives of the receiving party to whom such disclosure was made.

      3. Disclosure of Proprietary Information. The receiving party shall hold in confidence, and shall not disclose (or permit or suffer disclosure) to any person other than its Representatives, any Proprietary Information of the disclosing party. The receiving party and its Representatives shall use such Proprietary Information only for the purpose for which it was disclosed and shall not use or exploit such Proprietary Information for its own benefit or the benefit of another without the prior written consent of the disclosing party. Without limitation of the foregoing, each party shall not cause or permit reverse engineering of the other party's Proprietary Information or decompilation or disassembly of any software programs which are part of the Proprietary Information. The receiving party shall disclose Proprietary Information received by it under this Agreement only to Representatives who have a need to know such Proprietary Information in the course of the performance of their duties in connection with the transaction contemplated by this Agreement, and who are bound to protect the confidentiality of such Proprietary Information. The receiving party will promptly report to the disclosing party any actual or suspected violation of the terms of this Agreement and will take all reasonable further steps requested by the disclosing party to prevent, control or remedy any such violation.

      4. Limitation Obligations. The obligations of the receiving party specified in Section 3 above shall not apply, and the receiving party shall have no further obligations, with respect to any Proprietary Information to the extent the receiving party can demonstrate that such Proprietary Information:

               (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the receiving party;

               (b) is in the receiving party's possession at the time of disclosure;

               (c) becomes known to the receiving party through disclosure by sources other than the disclosing party having the legal right to disclose such Proprietary Information;

               (d) is independently developed by the receiving party without reference to or reliance upon the Proprietary Information; or

               (e) is required to be disclosed by the receiving party to comply with applicable laws or governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

      5. Ownership of Proprietary Information. The parties agree that the disclosing party is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the receiving party by the disclosing party is granted or implied under this Agreement.

      6. Return of Documents. The receiving party shall, upon the termination of this Agreement or the request of the disclosing party, return to the disclosing party all drawings, documents and other tangible manifestations of Proprietary Information received by the receiving party pursuant to this Agreement (and all copies and reproductions thereof).

      7. Miscellaneous

               (a) This Agreement supersedes all prior agreements, written or oral, between Jaycor and Adaptec relating to the subject matter of this Agreement. This Agreement may not be modified, amended or discharged, in whole or in part, except by an agreement in writing signed by the parties.

               (b) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

               (c) This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without reference to any Conflicts of laws rules. In the event of any dispute arising out of this Agreement, the prevailing party shall be entitled to an award of its costs and attorneys' fees.

               (d) The parties agree that any breach of this Agreement will cause substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies which may be available, and the injured party shall have the right to seek specific performance and other injunctive and equitable relief.

      EXECUTED as of the day and year first set forth above.

Jaycor Networks, Inc.                  Adaptec, Inc.

By: /s/ TERRY M. FLANAGAN              By: /s/ THOMAS MARMEN
    -------------------------              -------------------------------------

Title: President & CEO                 Title: V.P. Adaptec, Inc.

                                   EXHIBIT D

                                 RMA Procedure

[ADAPTEC LOGO]               FACSIMILE TRANSMISSION

TO:

COMPANY

FAX:

DATE:     November 24, 1998

FROM:     Elisa Walker

FAX       (408) 957-7955

SUBJECT:  RETURN AUTHORIZATION


FYI         RESPONSE TO YOUR FAX CONTROL #                RESPONSE RQRD

URGENT X    RESPONSE TO YOUR REQUEST     X                RESPOND By

[ADAPTEC LOGO]

                          OEM RMA REQUEST INFORMATION

THE FOLLOWING INFORMATION AND PROCEDURES ARE REQUIRED WHEN REQUESTING A RETURN MATERIAL AUTHORIZATION (RMA) NUMBER.

A.    Submit RMA requests via Fax to the following number:
      Fax Number: 408-957-7955

      RMA Customer Service Representatives:
                             Jessica Pelayo
                             Elisa Walker

B.    Provide the following information with your request:

      1. Full company name and ship to address.

      2. Contact person with phone & Fax number.

      3. Quantity returning, model number and Adaptec six digit part number located component side up, on an white label affixed to a surface mounted IC. The bar-coded serial number, is located on the backside of the product.

         EXAMPLE: QTY. 2
                  AHA-1542CF SINGLE = ADAPTEC MODEL NUMBER
                  571600 = ADAPTEC SIX DIGIT PART NUMBER
                  9352 = ADAPTEC FOUR DIGITAL DATE CODE

      4. Your part number if applicable.

      5. P.O. number or debit memo number if applicable.

      6. Any special instructions or requirements.

      7. MINIMUM RETURN QUANTITY OF 10 PRODUCTS PER RMA REQUEST ONCE A MONTH. IF QUANTITY IS LESS THAN 10 PRODUCTS PER REQUEST, THAN A RMA CAN BE ISSUED TWICE A MONTH.

C. UPON RECEIPT OF THE ABOVE INFORMATION, WARRANTY STATUS WILL BE DETERMINED, AND A CONFIRMATION LETTER WITH THE RMA NUMBER WILL BE FAXED TO YOU WITHIN 48 HOURS.

D. Place products in individual anti-static bags, and package utilizing proper packing insulation. If shipping in multiple cartons, boxes should be numbered; 1 of 3, 2 of 3, etc.

E. Return only products and quantities authorized on request confirmation. All return shipments will be verified with original return request, and customer notified of any discrepancies received. For international customers, provide a pre-alert prior

      NOTE: ALL INTERNATIONAL CUSTOMERS TO PROVIDE A PRE-ALERT BEFORE SHIPPING
            PRODUCTS.

F. ENCLOSE A PACKING SLIP, CLEARLY LABEL EACH BOX WITH THE RMA NUMBER AND SHIP FREIGHT PRE-PAID. ANY PACKAGE RECEIVED WITHOUT A VALID RMA NUMBER CLEARLY MARKED ON THE OUTSIDE OF THE BOX WILL BE RETURNED UNOPENED.

G.    CUSTOMERS RETURN MATERIALS TO:
         ADAPTEC, INC.
         ATTN: RECEIVING - M/S 225
         984 SOUTH MILPITAS BLVD.
         MILPITAS, CA 95035
         ATTN: RMA #RXXXXX

H. Repaired products will be returned freight pre-paid by Adaptec no later than 15 working days from date of receipt of defective materials.

I. If products are deemed unrepairable due to obsolescence or unavailability of replacement parts, Adaptec will at their option either replace products with current equivalent products, or issue credit at the last listed purchase price.

J. The RMA number will be valid for 30 days from date of issuance and will be canceled if products are not received in that time frame, unless customer requests an extension.

NOTE: COMPLIANCE TO ALL OF THE ABOVE INFORMATION WILL INSURE THAT AN RMA REQUEST
      IS COMPLETED IN A TIMELY AND EFFICIENT MANNER WITHOUT ANY UNNECESSARY DELAYS.

[ADAPTEC LOGO]

                        DEFECTIVE MATERIALS RMA REQUEST


TO: ADAPTEC RMA DEPT.                              DATE:__________

FAX #: 408-957-7955                                COMPANY NAME:

      ______________________________________
ATTN:  Elisa, Walker                               CONTACT NAME:

      ______________________________________
       Jessica Pelayo                              FAX # & TELEPHONE #:

      ______________________________________
                                                   CUSTOMER ID #:
      ______________________________________
                                                   SHIP TO ADDRESS:
      ______________________________________

      ______________________________________

--------------------------------------------------------------------------------
QTY   ADAPTEC MODEL NUMBER    ADAPTEC P/N      CUSTOMER P/N        DATE CODES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT E

                             Transition Assistance


-------------------------------------------------------------------------------------------------------
                                                          MAN-HOURS/
ACTIVITIES                      RESOURCES                   PERSON      REMARKS
-------------------------------------------------------------------------------------------------------
SUB-CON'S QUALITY SYSTEM/PLANT                                          IMPT: ON A PER SUB-CON BASIS
QUALIFICATION
-------------------------------------------------------------------------------------------------------
>> FIRST AUDIT                  QA Engr (x1)                  *
-------------------------------------------------------------------------------------------------------
                                QA Assistant Engr (x1)        *
-------------------------------------------------------------------------------------------------------
                                QA EA (x1)                    *
-------------------------------------------------------------------------------------------------------
                                Snr Process Engr (x1)         *
-------------------------------------------------------------------------------------------------------
                                Test Engr (x2)                *
-------------------------------------------------------------------------------------------------------
                                Purchasing Sect Mgr (x1)      *
-------------------------------------------------------------------------------------------------------
                                *Packaging Engr (x1)          *        Packaging will only be involved
                                                                       if sub-con has the
-------------------------------------------------------------------------------------------------------
                                *Packaging EA (x1)            *        capability to assemble kits
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
>> FOLLOW-UP AUDIT              QA Engr (x1)                  *        Follow-up audit will be
                                                                       performed if the First Audit
-------------------------------------------------------------------------------------------------------
                                QA Assistant Engr (x1)        *        finds non-conformances which
                                                                       requires corrective
-------------------------------------------------------------------------------------------------------
                                QA EA (x1)                    *        action
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
DOCUMENTATION PACKAGE                                                  IMPT: ON A PER PRODUCT BASIS
-------------------------------------------------------------------------------------------------------
>> PACKAGE COMPILATION          Doc Con Specialist (x1)       *
-------------------------------------------------------------------------------------------------------
 > BOM (Product &
Functional Tester)
-------------------------------------------------------------------------------------------------------
 > Deliverables (ASW
masters, FT/ICT prgms,
-------------------------------------------------------------------------------------------------------
   Postscript files for
artworks, Films for
-------------------------------------------------------------------------------------------------------
   Sleeves/CD)
-------------------------------------------------------------------------------------------------------
 > Specs (AVL list, Prnt/Pkg/
Lbl instructions,
-------------------------------------------------------------------------------------------------------
   Schematic/Fab/Assy
drawings, others)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
>> PACKAGE VERIFICATION        Engr (x1)                     *
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                                              Initials __ __


* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

----------------------------------------------------------------------------------------------------------
                                                            MAN-HOURS/
ACTIVITIES                        RESOURCES                   PERSON      REMARKS
----------------------------------------------------------------------------------------------------------
>> COMPILATION OF NON-AVL         Purchasing Sect Mgr (x1)     *
SUPPLIERS
----------------------------------------------------------------------------------------------------------
 > PCB, manuals, others           Purchaser (x2)               *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MFG/TESTING CAPABILITY TRANSFER
----------------------------------------------------------------------------------------------------------
>> IN-CIRCUIT TESTER                                                    IMPT: ON A PER FIXTURE BASIS
----------------------------------------------------------------------------------------------------------
 > Fixture re-tool & Test        Test Engr (x1)                *        According to Genrad Inc., SCI
program modification                                                    is using GR2286 ICT
----------------------------------------------------------------------------------------------------------
                                                                        Testers which are different
                                                                        from AMS. The worst case
----------------------------------------------------------------------------------------------------------
 > Fixture transfer, set-up       Test Engr (x1)               *        is the ICT Test Fixture needs
& training                                                              to be re-tooled and the
----------------------------------------------------------------------------------------------------------
 > ICT qualification              QA Engr (x1)                 *        test program need to be modified
                                                                        and re-qualified
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
>> FUNCTIONAL TESTER
----------------------------------------------------------------------------------------------------------
 > Tester verification in AMS     Test Engr (x1)               *        IMPT: ON A PER TESTER BASIS
                                                                        (EXCEPT FOR
----------------------------------------------------------------------------------------------------------
 > Tester transfer & set-up       Test Engr (x1)               *        TRAINING, WHICH IS PER PRODUCT
sub-con                                                                 BASIS)
----------------------------------------------------------------------------------------------------------
 > FT qualification               QA Engr (x1)                 *
----------------------------------------------------------------------------------------------------------
 > Training & knowledge transfer  Test Engr (x2)               *
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
>> FIRMWARE PROGRAMMING
PROCESS                                                                 IMPT: ON A PER PRODUCT BASIS
----------------------------------------------------------------------------------------------------------
 > Training & knowledge transfer  Test EA (x1)                 *        Assuming that all sub-con
(including                                                              equipments are compatible
----------------------------------------------------------------------------------------------------------
   MAC address)                                                         (Zebra 140xi printer, TEC
                                                                        printer, AutoLabel 3000,
----------------------------------------------------------------------------------------------------------
 > Programmer qualification       QA EA (x1)                   *        DATA I/O programmer Codesoft
                                                                        software) and no
----------------------------------------------------------------------------------------------------------
                                                                        hardware/software transfer
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
>> MANUFACTURING PROCESS                                                IMPT: ON A PER SUB-CON BASIS
----------------------------------------------------------------------------------------------------------
 > *BGA Process transfer          Snr Process Engr (x1)        *        Applicable only if products
                                                                        requires BGA processes
----------------------------------------------------------------------------------------------------------
                                                                                      Initials __ __

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

----------------------------------------------------------------------------------------------------
                                                          MAN-HOURS/
ACTIVITIES                      RESOURCES                   PERSON      REMARKS
----------------------------------------------------------------------------------------------------
> *BGA Quality spec training    QA EA (x1)                    *         Sub-con must have BGA
                                                                        capability (including
----------------------------------------------------------------------------------------------------
                                                                        inspection). There will be
                                                                        no hardware (including
----------------------------------------------------------------------------------------------------
                                                                        stencils)/software transfer
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
>> PACKAGING PROCESS                                                    IMPT: ON A PER SUB-CON BASIS
----------------------------------------------------------------------------------------------------
   > Training for creating      Packaging EA (x1)             *
diskette label
----------------------------------------------------------------------------------------------------
   >*Training for Barcode        Packaging EA (x1)            *         Applicable only if sub-con
Tracking System                                                         will perform BTS
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
FIRST BUILD SUPPORT                                                     IMPT: ON A PER PRODUCT BASIS
----------------------------------------------------------------------------------------------------
>> TECHNICAL COORDINATION       QA Assistant Engr (x1)         *
MEETING
----------------------------------------------------------------------------------------------------
                                QA EA (x1)                     *
----------------------------------------------------------------------------------------------------
                                QA Rel Snr Engr (x1)           *
----------------------------------------------------------------------------------------------------
                                Snr Process Engr (x1)          *
----------------------------------------------------------------------------------------------------
                                Test Engr (x2)                 *
----------------------------------------------------------------------------------------------------
                                Purchasing Sect Mgr (x1)       *
----------------------------------------------------------------------------------------------------
                                Doc Con Snr Admin (x1)         *
----------------------------------------------------------------------------------------------------
                                Planner (x1)                   *
----------------------------------------------------------------------------------------------------
                                Packaging EA (x1)              *
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
>> FIRST BUILD ON-SITE SUPPORT  QA EA (x1)                    *
----------------------------------------------------------------------------------------------------
                                QA AE (x1)                    *
----------------------------------------------------------------------------------------------------
                                Snr Process Engr (x1)         *
----------------------------------------------------------------------------------------------------
                                Packaging EA (x1)             *
----------------------------------------------------------------------------------------------------
                                Test Engr (x2)                *
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
>> FIRST ARTICLE
----------------------------------------------------------------------------------------------------
   > PCBA level                 QA Technician (x1)            *
----------------------------------------------------------------------------------------------------
   >*Diskette                   QA Technician (x1)            *         Applicable only if diskette
                                                                        or single/kit level products
----------------------------------------------------------------------------------------------------
   >*Kit level                  QA Technician (x1)            *         involved
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
>> FIRST 3 LOTS BUY-OFF         QA Inspector (x5)             *         First 3 lost of 150 each
   (ON SITE)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                      Initials __ __

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

----------------------------------------------------------------------------------------------------
                                                          MAN-HOURS/
ACTIVITIES                      RESOURCES                   PERSON      REMARKS
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
MISCELLANEOUS                                                           IMPT: ON A PER PRODUCT BASIS
----------------------------------------------------------------------------------------------------
>> TRANSFER COORDINATION        Section Mgr (x1)               *
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
>> POST TRANSFER TECHNICAL      Engr (x1)                      *
SUPPORT
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                Grand Total                    *        (US$)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

REMARKS:

(1) Cost Estimate does not provide for quality monitoring beyond first 3 lots

(2) Cost Estimation does not provide for customer complaints support post transfer

(3) Transfer coordination & post transfer technical support are provision for activities beyond those itemised above

(4) This cost estimation is based on a typical Adaptec product. Products with unique requirements will require reassessment of cost related to the unique areas.

(5) Cost Estimate for ICT does not include supplier charges for fixture and program modifications

(6) Exchange rate of S$1.7238 to US$1.000 used



* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT F

                           Long Lead Time Components

These are the Long Lead Time Components for the F950/1697000 and the F940/1696900:

ADAPTEC PART NUMBER       DESCRIPTION         LEAD-TIME
-------------------       -----------         ---------
1.  *                     *                   *
2.  *                     *                   *
3.  *                     *                   *
4.  *                     *                   *

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT G

                               Unique Components

UNIQUE PARTS LIST (COMPONENTS) FOR F940/950

                                                Std
P/N             Desc.           OPA             Cost
---             -----           ---             ----
739911          aic 1160        x1              *
994507-00       pcb             x1              *
994607-00       pcb             x1              *
13470           ic              x1              *
13473           ic              x1              *
13961           ic              x1              *
13555           res chip        x1              *
14031           res chip        x1              *
14417           res ntwk        x1              *
13671           bracket         x1              *
13784           screwlock       x2              *
11916           cap             x1              *
13304           conn            x1              *
13474           osc xtal        x1              *
13699           led             x1              *
13783           plug            x1              *
511450-00       install guide   1               *
497530-00       flyer           1               *
497429-00       cable           1               *
497528-00       label           1               *
497605-00       card            1               *
511703-00       card            1               *
511652-00       user guide      1               *
511703-00JA     card            1               *
511450-00JA     install guide   1               *
511652-00JA     user guide      1               *

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT H

                 Quotation for Manufacture of Functional Tester

                                                  Unit                Total
S/N       Item Description                        Cost      Qty       Cost
FIXTURE
--------------------------------------------------------------------------------
   1      Desktop fixture fabrication              *         1         *
                                                            TOTAL      *
--------------------------------------------------------------------------------
SYSTEM
   1      Intel Pentium System with 200 CPU &      *         1         *
          32 MB
          Ram
          ISA display card
          Seagate 2.1GB IDE Harddisk
          1.44MB Floppy Disk Drive
          300W Power Supply
          MS Dos                                            TOTAL     *
--------------------------------------------------------------------------------
ACCESSORIES
   1      Laser Handheld Scanner                     *       1           *
   2      I/O Port Controller                        *       1           *
   3      Universal Fault Board                      *       1           *
   4      PCI Bus Isolation Board                    *       1           *
   5      PCI Bus Extender                           *       1           *
   6      Lambda Power Supply                        *       1           *
   7      Solid state Relay                          *       1           *
   8      PCI bridge Board                           *       1           *
   9      Loop-back cable                            *       1           *
   10     Miscellaneous                              *       1           *
                                                            TOTAL        *
--------------------------------------------------------------------------------
LABOUR COST
   1      S/W & H/W development &
          Troubleshooting Time:
          (One Test Development Engr for
          100 hrs)                                   *      100         *
                                                            TOTAL       *
--------------------------------------------------------------------------------
                                                            GRAND
                                                            TOTAL       *
--------------------------------------------------------------------------------

Remarks
(1) Fixture fabrication, System & Accessories are estimation and are based on AHA-F950 product tester


* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."